Exhibit 10.1

[Form of Incentive Stock Option Agreement]

AVALONBAY COMMUNITIES, INC.
INCENTIVE STOCK OPTION AGREEMENT
(2009 STOCK OPTION AND INCENTIVE PLAN)

Pursuant to the AvalonBay Communities, Inc. 2009 Stock Option and Incentive Plan (the “Plan”), AvalonBay Communities, Inc. (the “Company”) hereby grants to the Optionee named below an Option to purchase up to the number of shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”) set forth below.  This option is subject to all of the terms and conditions as set forth herein, in the Incentive Stock Option Agreement Terms (the “Terms”) which are attached hereto and incorporated herein in their entirety, and in the Plan.  Capitalized terms used but not defined herein or in the Terms shall have the respective meanings ascribed thereto in the Plan.

Incentive Stock

Option:                          This Option shall be construed in a manner to qualify it as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Vesting Schedule:       Subject to the provisions of Section 4 and 6 of the Terms and the discretion of the Company to accelerate the vesting schedule, one third of this option shall become vested and exercisable on each of the first three anniversary dates of the award.

In any event this Option shall become fully vested and exercisable with respect to all of the Option Shares three years after the date hereof.

Additional Terms/Acknowledgements: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Incentive Stock Option Agreement, including, without limitation, the Terms.  Optionee further acknowledges receipt of a copy of the Plan.  Optionee further acknowledges that as of the Date of Grant, this Incentive Stock Option Agreement, including, without limitation, the Terms, and the Plan set forth the entire understanding between Optionee and the Company regarding the Options described herein and supersede all prior oral and written agreements on that subject.

ATTACHMENT:  Incentive Stock Option Agreement Terms

AVALON BAY COMMUNITIES, INC.

2009 STOCK OPTION AND INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT TERMS

1.             Vested Option Shares.  Subject to Section 4, when this Option is vested with respect to any of the Option Shares, this Option shall continue to be exercisable with respect to such Option Shares (“Vested Option Shares”) at any time or times prior to the Expiration Date.

2.             Manner of Exercise.  The Optionee may exercise this Stock Option only in the following manner:  from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Common Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above.  Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Common Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Common Stock will be in compliance with applicable laws and regulations.  In the event the Optionee chooses to pay the purchase price by previously-owned shares of Common Stock through the attestation method, the number of shares of Common Stock transferred to the Optionee upon the exercise of the Option shall be net of the shares attested to.

The shares of Common Stock purchased upon exercise of this Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this Option unless and until this Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

The minimum number of shares with respect to which this Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Option is being exercised is the total number of shares subject to exercise under this Option at the time.

Notwithstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable after the Expiration Date hereof.

3.             Non-transferability of Option.  This Option is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

4.             Termination of Employment.  If the Optionee’s employment (or other business relationship) by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below.

(a)           Termination Due to Death.  If the Optionee’s employment (or other business relationship) terminates by reason of death, any Option held by the Optionee shall be automatically vested on the date of termination and shall be exercisable by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of termination, or until the Expiration Date, if earlier.

(b)           Termination Due to Disability.  If the Optionee’s employment (or other business relationship) terminates by reason of Disability (as defined below), any Option held by the Optionee shall be automatically vested on the date of termination, and shall be exercisable for a period of twelve (12) months from the date of termination, or until the Expiration Date, if earlier.  The death of the Optionee during the twelve (12) month period provided in this Section 4(b) shall extend such period for six (6) months from the date of death or until the Expiration Date, if earlier.

(c)           Termination by Reason of Retirement.  If the Optionee’s employment terminates by reason of Retirement (as defined below), any Option held by the Optionee shall be automatically vested on the date of termination, and shall be exercisable for a period of twelve (12) months from the date of termination, or until the Expiration Date, if earlier.  The death of the Optionee during the twelve (12) month period provided in this Section 4(c) shall extend such period for six (6) months from the date of death, or until the Expiration Date, if earlier.

(d)           Termination for Cause.  If the Optionee’s employment (or other business relationship) terminates for Cause (as defined below), any Option held by the Optionee shall immediately terminate and be of no further force and effect.

(e)           Termination Without Cause.  If the Optionee’s employment (or other business relationship) is terminated by the Company without Cause, any option held by the Optionee shall be automatically vested on the date of termination, and shall be exercisable for a period of twelve (12) months from the date of termination, or until the Expiration Date, if earlier.  The death of the Optionee during the twelve (12) month period provided in this Section 4(e) shall extend such period for six (6) months from the date of death, or until the Expiration Date, if earlier.

(f)            Termination at the Election of the Optionee.  If the Optionee’s employment (or other business relationship) is voluntarily terminated at the election of the Optionee (i.e., is terminated other than for death, Disability, Retirement, or a termination at the Company’s  election whether for Cause or without Cause), any option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three (3) months from the date of termination, or until the Expiration Date, if earlier.  For clarification, it is noted that this means that the remaining unvested portion of the Option shall terminate immediately and be of no further force or effect.

For this purpose, neither a transfer of employment from the Company to a Subsidiary (or from a Subsidiary to the Company) nor an approved leave of absence shall be deemed a “termination of employment.”  The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

For purposes of this Option, following terms shall have the meaning specified below:

“Cause” shall mean a vote of the Board resolving that the Optionee should be dismissed as a result of (i) any material breach by the Optionee of any agreement to which the Optionee and the Company are parties, (ii) any act (other than retirement) or omission to act by the Optionee which may have a material and adverse effect on the business of the Company or any Subsidiary or on the Optionee’s ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or neglect of duties by the Optionee in connection with the business or affairs of the Company or any Subsidiary.

“Disability” shall mean the Optionee’s inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual’s mental or physical disability, as determined by the Committee in good faith in its sole discretion.

“Retirement” shall mean the termination of the Optionee’s employment (and other business relationships) with the Company and its Subsidiaries, other than for Cause, following the date on which the sum of the following equals or exceeds 70 years: (i) the number of full years of the Optionee’s employment and other business relationships with the Company and any predecessor Company and (ii) the Optionee’s age on the date of termination; provided that:

(x)            the Optionee’s employment by (or other business relationships with) the Company and any predecessor company of the Company have continued for a period of at least 120 continuous full months at the time of termination and, on the date of termination, the Optionee is at least 50 years old;

(y)           in the case of termination of employment, the Optionee gives at least six months’ prior written notice to the Company of his or her intention to retire; and

(z)            in the case of termination of employment, the Optionee enters into a “Non-Compete and Non-Solicitation Agreement,” as hereinafter defined, and a general release of all claims in a form that is reasonably satisfactory to the Company.

As used in the foregoing sentence, “Non-Compete and Non-Solicitation Agreement” shall mean a written agreement between the Optionee and the Company providing that, for a period of at least 12 months following the Optionee’s termination of employment with the Company (A) the Optionee shall not, without the prior written consent of the Company, become associated with, or engage in any “Restricted Activities” with respect to any “Competing Enterprise,” as such terms are hereinafter defined, whether as an officer, employee, principal, partner, agent, consultant, independent contractor or shareholder, and (B) the Optionee shall not, without the prior written consent of the Company, solicit or attempt to solicit for employment with or on behalf of any Competing Enterprise any employee of the Company or any of its affiliates or any person who was formerly employed by the Company or any of its affiliates within the preceding six months, unless such person’s employment was terminated by the Company or any of such affiliates.  “Competing Enterprise,” for purposes of this section, shall mean any person, corporation, partnership, venture or other entity which is engaged in the business of managing, owning, leasing, or joint-venturing multifamily rental real estate within 30 miles of multifamily rental real estate owned or under management by the Company or its affiliates.  “Restricted Activities,” for purposes of this section, shall mean executive, managerial, directorial, administrative, strategic, business development or supervisory responsibilities and activities relating to any aspects of multifamily rental real estate ownership, management, multifamily rental real estate franchising, and multifamily rental real estate joint-venturing.

5.             Option Shares.  The Option Shares are shares of the Common Stock of the Company as constituted on the date of this Option, subject to adjustment as provided in the Plan.

6.             Effect of a Sale Event.  Upon the occurrence of a Sale Event, as defined in the Plan, this Option shall automatically become fully exercisable.

7.             No Special Employment Rights.  This Option will not confer upon the Optionee any right with respect to continuance of employment by the Company or a Subsidiary, nor will it interfere in any way with any right of the Optionee’s employer to terminate the Optionee’s employment at any time.

8.             Rights as a Shareholder.  The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock that may be purchased upon exercise of this Option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Optionee.  Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9.             Qualification under Section 422.  It is understood and intended that the Option granted hereunder shall qualify as an “incentive stock option” as defined in Section 422 of the Code, but the Company does not represent or warrant that this Stock Option qualifies as such.  The Optionee should consult with his or her own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.  To the extent any portion of this Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option.  If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Option, he or she will so notify the Company within 30 days after such disposition.

10.           Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in  Section 2(b) of the Plan.  In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.

11.           Withholding Taxes.  The Optionee shall, not later than the date as of which the exercise of this Option becomes a taxable event for federal income tax purposes, pay to the Company(or make arrangements satisfactory to the Company for payment of any Federal, state and local taxes required by law to be withheld on account of such taxable event.  The Optionee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

12.           Non-Solicitation.  Optionee hereby agrees that, for a period of at least 12 months following Optionee’s termination of employment with the Company for any reason, Optionee shall not, without the prior written consent of the Company, solicit or attempt to solicit for employment with or on behalf of any other person, firm or entity any employee of the Company or any of its affiliates or any person who was formerly employed by the Company or any of its affiliates within the preceding six months, unless such person’s employment was terminated by the Company or any of such affiliates.

13.           Miscellaneous.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business, 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention:  Director of Compensation and Benefits, and shall be mailed or delivered to Optionee at his address set forth in the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing.  This Option shall be governed by the laws of the State of Maryland, except to the extent such law is preempted by federal law.

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